UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 3, 2007
(Date of earliest event reported):	November 28, 2007

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 - Other Events:

As previously disclosed on January 14, 2003, Keystone Wireless LLC (“Keystone Wireless”) purchased the assets from Conestoga Wireless Company, a subsidiary of D&E Communications, Inc. (the “Company”). The Company received a note receivable from Keystone Wireless in connection with such sale of assets. The note receivable is fully reserved on the Company’s balance sheet because the note receivable is from a highly leveraged entity and the business sold had not generated positive cash flow prior to its sale. Thus, the Company recognizes income upon collection of the principal and interest from Keystone Wireless. The balance of the note was $4,600,000 as of September 30, 2007.

During the fourth quarter of 2007, the Company received principal payments of $300,000 due on October 1, 2007 and November 1, 2007. On November 28, 2007, Keystone Wireless paid the Company the remaining $4,000,000 balance of the note plus accrued interest. As a result of the principal and interest payments received from Keystone Wireless subsequent to September 30, 2007, the Company will recognize other income of $4,795,377 during the three months ended December 31, 2007.

The pay-off of this note receivable does not affect the Company’s guarantee for lease obligations of Keystone Wireless to Crown Castle International, Inc. The guarantee arrangement is described in detail in the Company’s annual and quarterly reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2007	D&E COMMUNICATIONS, INC. By: /s/ Thomas E. Morell Thomas E. Morell Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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